LEASE AGREEMENT

        THIS LEASE AGREEMENT made and entered into this _21st day of _____February, 2000, by and between Eden Roc Partnership a California General Partnership, hereinafter referred to as the "Landlord", and Paradigm Medical Industries, hereinafter referred to as the "Tenant":

                                   WITNESSETH

        ARTICLE_L PREMISES AND TERN. Landlord hereby leases and by these presents does lease and demise to the Tenant, and the Tenant does lease and take from the Landlord, the premises, consisting of approximately 29,088 square feet of office/warehouse space, the "Demised Premises", situated in the building erected at 2355 South 1070 West, Salt Lake City, Utah, Suite A and B, together with all the easements, rights, privileges and appurtenances thereunto belonging or in any way appertaining to the Demised Premises.

        TO HAVE AND TO HOLD the said Demised Premises, together with all and singular the improvements, appurtenances, rights, privileges and easements thereunto belonging to or in anywise appertaining, unto Tenant for a term commencing as of the date set forth herein under Article 3 and continuing thereafter to and including the date three years from the first day of the first month immediately following such commencement date, subject, however, to extension and renewal if hereafter provided. When the date of commencement of the term has been determined, Landlord and Tenant may enter into an agreement in recordable form setting forth such date at the request of either the Landlord or the Tenant.

        ARTICLE 3. TENANT'S POSSESSION. The term of this Lease shall commence when the Landlord delivers to Tenant, in a condition ready for occupancy, possession of the Demised Premises described on Exhibit "B"located in the building constructed by the Landlord. Tenant shall accept possession of the said improvements when they are ready for occupancy.

        ARTICLE 4.      OBLIGATIONS OF TENANT AND LANDLORD.

        4.1 Real Estate Taxes. Tenant shall pay, within ten (10) days from the date Landlord submits to Tenant a statement setting forth the amount due Landlord under the provisions of this paragraph, Tenant's proportionate share of the real property taxes and assessments on the Demised Premises as additional rent hereunder. Tenant's proportionate share of such taxes and assessments shall be determined by multiplying the total amount of such taxes and assessments by a fraction, the numerator of which is the floor area of the Demised Premises and the denominator of which is the total floor area of the building or buildings being assessed. If the Landlord shall be required to maintain a tax impound account, Tenant shall, at Landlord's request, pay one-twelfth (1/12) of Tenant's proportionate share of the estimated annual taxes in advance each month in additional to the minimum rental payment due hereunder. Landlord shall pay all taxes, and assessments lawfully levied or assessed against the building or buildings or any part thereof; provided, however, that Landlord may, dispute and contest the same. Tenant may, at its sole cost and expense, after it has paid in full its proportionate share of any taxes or assessments due hereunder, upon fifteen (15) days prior written notice to Landlord, contest with the appropriate governmental authority such tax or assessment. Tenant shall be entitled to any refund of any tax or penalty paid by Tenant, or paid by Landlord and reimbursed by Tenant to Landlord. (See Lease Rider "A" Building Expenses attached hereto and incorporated herein).

        4.2 Personal Property Taxes. Tenant shall additionally


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pay, when due, all personal  property taxes and license fees levied and assessed against the Demised Premises during the terms of the lease. Nothing contained in this Lease shall require or be construed to obligate the Tenant to pay any franchise , excise, corporate, estate, inheritance, succession, capital levy or transfer tax of the Landlord, or any income, profits or revenue tax upon the income of the Landlord; provided however, that in any case when a tax may be levied, assessed or imposed upon the Landlord for the privilege of renting or leasing the Demised Premises or which is based upon the rental revenue derived therefrom, Tenant shall pay to Landlord as additional rent hereunder the amount of said tax, but in no event shall the Tenant be obligated to pay an amount greater than that which would be payable if the Demised Premises were the only asset of the Landlord.

        43. Tenant Insurance. The Tenant shall, during the entire term of this Lease, at the Tenant's sole cost and expense, but for the mutual benefit of the Landlord and Tenant, maintain general public liability insurance against claims for personal injury, death or property damage occurring upon, in or about the entire property described on Exhibit "B" attached hereto and on, in or about the adjoining streets and passageways, such insurance to afford protection to the limit of not less than $500,000 in respect to injury or death to a single person, and to the limit of not less than $1,000,000 in respect to one accident, and the the limit of not less than $100,000 in respect to property damage or a combined single limit policy not less than $1,000 per occurrence. All policies shall name Landlord and the mortgagee of the property as an additional named insured, as their interest may appear.

        Tenant shall also provide insurance coverage to the extent of the full replacement value covering all of Tenant's property, fixtures, equipment, tools, improvements, stock, goods, wares or merchandise, that it may have in or on or about the Demised Premises.

        Other forms of insurance may be reasonably required to cover future risks against which a prudent Tenant would protect itself.

        All policies of insurance provided for herein shall be issued by insurance companies with a general nolicy holder's rating of not less than A and a financial rating of AAA, as rated in the most current available "Best's Guide" Insurance Reports, and qualified to do business in the state of Utah.

        To the extent that Tenant fails to provide the foregoing insurance, either hazard or liability, Tenant shall be responsible to Landlord, as his interest appears, for such damage that would have been insured by said policies but for Tenant's failure to obtain such insurance.

        The policies for the foregoing insurance shall provide that the proceeds thereof shall be payable to the Tenant and to the Landlord, as their respective interests may appear. Said required Tenant insurance coverage shall be verified to the Landlord by an insurance carrier in the form of either a certified copy of the policy or other written verification of insurance coverage acceptable to Landlord and the lending institution for the Demised Premises. Such insurance policies shall provide that Landlord be given thirty (30) days written notice prior to any cancellation or alteration of any policy.

        4.4 Landlord's Insurance. Subject to Tenant's reimbursement, Landlord shall provide fire, lightning, and extended coverage ("all risk") insurance and such additional insurance coverage as may be required by Landlord's mortgage (including "loss of rents" insurance) on the building, of which the Demised Premises is a part, for the full replacement value thereof or such value as is required by Landlord's mortgagee, whichever is greater, against such loss. Tenant shall reimburse


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Landlord,  as additional  rental  hereunder,  for Tenant's  proportionate  share
(determined in the same manner as Tenant's proportionate share of taxes and assessments herein above) of the costs of the insurance premium therefor within ten (10) days from the date Landlord submits to Tenant a statement setting forth the amount due Landlord under the provisions of this paragraph. If the Landlord is required to maintain a building insurance premium impound account, Tenant shall pay 1/12 of Tenant's proportionate share of the estimated annual building insurance premium in advance each month along with the minimum rental payment. (See Lease Rider "A" Building Expenses attached hereto and incorporated herein).

        4.5 Subrogation. Landlord and any other Tenants of the building shall not be liable to Tenant or anyone claiming by, through or under Tenant, including an insurance carrier or carriers, for any insurable loss or damage, and no such carriers shall have the right to subrogate against Landlord, or any other Tenant. All of the insurance policies required hereunder pertaining to the Demised Premises shall contain an endorsement by the respective insurance carriers waiving any and all rights of subrogation against Landlord, and any other Tenant of the building, a copy of which endorsement or endorsements, or evidence thereof by way of certificate shall be furnished to the Landlord.

        4.5 Assumption of Risk. Anything herein to the contrary notwithstanding, after the commencement of the term as provided in Article 3 the Tenant assumes full risk of damage to its property, fixtures, equipment, tools, improvements, stock, goods, wares or merchandise, that it may have in or on or about the Demised Premises, resulting from fire, lightning, extended coverage perils, flood and any catastrophe, regardless of cause or origin. The Landlord shall not be liable to Tenant or anyone claiming by, through or under Tenant, including Tenant's insurance carrier or carriers, for any loss or damage resulting from fire, lightning, or extended coverage perils or from an act of God. Landlord shall not be liable to the insurance carrier for damages insured against, either directly or by way of subrogation.

        ARTICLE 5. TENANT'S USE. The Tenant may use the Demised Premises for conducting its warehouse, administration and distribution business. Tenant shall use the Demised Premises only for lawful and proper purposes, which are permissible under applicable law (including under applicable zoning laws). Tenant shall not make any use of the Demised Premises which will cause cancellation of any insurance policy covering the same and shall not keep or use on the Demised Premises any article, item, or thing which is prohibited by the terms of the hazard insurance policy covering the improvements. Tenant shall not commit any waste upon the Demised Premises and shall not conduct or allow any business, activity or thing on the Demised Premises which is or becomes unlawful, prohibited, or a nuisance or which may cause damage to Landlord, to occupants or other tenants in the vicinity, or to other third parties. Tenant shall comply with and abide by all laws, ordinances, and regulations of all municipal, county, state and federal authorities which are now in force or which may hereafter become effective with respect to use and occupancy of the Demised Premises. Tenant shall make no alteration or addition to the premises without the prior written approval of Landlord.

        Tenant represents to Landlord that neither Tenant or any affiliates of Tenant will unlawfully generate, store or dispose of any Hazardous Substances (as defined below) at or in the area of the Demised Premises.

        Tenant covenants with Landlord: a) to prohibit any unlawful generation, storage or disposal of Hazardous Substances at the Premises, b) to deliver promptly to Landlord true and complete copies of all notices received by Tenant from any governmental


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authority with respect to the unlawful generation, storage or disposal by Tenant of Hazardous Substances (whether or not at the Premises); and c) to permit entry onto the Premises by Landlord or Landlord's representative(s) at any reasonable time to verify Tenant's compliance with the foregoing.

        Tenant agrees to indemnify and defend Landlord (with legal counsel reasonably acceptable to Landlord) from and against any costs, fees or expenses (including, without limitation, cleanup expenses, third party claims and environmental impairment expenses and reasonable attorneys' fees and expenses) incurred by Landlord caused by Tenant's unlawful generation, storage, or disposal of Hazardous Substances at or near the Demised Premises in accordance with the foregoing and with Tenant's compliance with the foregoing representations and covenants. This indemnification by Tenant shall survive termination or expiration of this Lease.

        "Hazardous Substances" shall mean (i) hazardous substances as defined in the Comprehensive Environmental Response, Compensation and Liability Act, as amended, (ii) "PCBs", as defined in 40 C.F.R. 761 et seq. and "TCDD" a defined in 40 C.F.R. 755 et seq. (or in either case analogous regulations promulgated under the Toxic Substances Control Act, as amended) (iii) "asbestos" as defined in 29C.F.R. 1910.1001 et seq. (analogous regulations promulgated under the Occupational Safely and Health Act of 1970, as amended), and (iv) waste oils.

        ARTICLE 6. POSSESSION. Possession of the Demised Premises shall be delivered to the Tenant as herein provided, free and clear of all Tenants and occupants and the rights of either. The Demised Premises shall be free of liens, encumbrances and violations of laws, ordinances and regulations adversely affecting the use and occupancy of the Demised Premises, except those presently of record including mortgages and trust deeds and those that may be specified herein. Tenant agrees to deliver to the Landlord physical possession of the Demised Premises including all keys to the Demised Premises, upon the termination or expiration of this Lease, or any extension thereof, in as good order, condition and state of repair as when received by Tenant, reasonable wear and tear thereof and damage by fire, acts of God or the elements excepted.

        ARTICLE 7.

        7.1 Minimum Rent. The Tenant agrees to pay the Landlord, at such address as shall from time to time be designated by Landlord, as minimum rental during the initial term of this Lease without right of offset or deduction, the sum of:

        1st Lease year              $191,988/year $15,999/month
        2nd Lease year              $197,747/year $16,479/month
        3rd Lease year              $203,680/year $16,973/month

        Minimum rental shall be payable monthly, in advance, without demand on the first day of each calendar month throughout the Lease term. Should Tenant's occupancy of the Demised Premises commence on any day other than on the first
(1st) day of the calendar month, the first rental shall be prorated accordingly.

        7.2 Late Penalty. Both rental payment (minimum or additional) shall be increased by the sum of Twenty Dollars ($50.00) for each day that payment of such rental to Landlord is later that the fifth (5th) day after which such rental is due.

        ARTICLE 8. SIGNS. With the prior written approval of Landlord, which approval shall not be unreasoflably withheld, Tenant shall have the right and privilege to place on the building or Demised Premises signage necessary for the operation of Tenant's business. Such sign installation shall not adversely affect or damage the physical structure of the building, nor detract from the overall harmony of the building and the Metro

Business Park development. All such signs must conform with the codes and regulations of West Valley City and adhere to the signage criteria for the development. (See Exhibit "D" Metro Business Park Signage Criteria.)

        ARTICLE 9. FIXTURES AND PERSONAL PROPERTY. All fixtures (not including trade fixtures) installed or attached to the Demised Premises by and/or at the expense of Tenant shall become the property of Landlord. Any trade fixtures installed in the Demised Premises by and at the expense of the Tenant shall remain the property of the Tenant or Tenant's Lessor;, and the Landlord agrees that so long as Tenant is not in default hereunder, Tenant or its Lessors shall have the right at any time, and from time to time or within ten (10) days after the termination of the Lease and this Lease Agreement or any extension or renewal thereof, to remove any and all of its trade fixtures which it may have stored or installed in the Demised Premises, provided, however, that (a) Tenant will repair all damage to the Demised Premises occasioned by such removal, and
(b) if Tenant utilizes all or any portion of the ten (10) day period allowed for removal of such fixtures and equipment beyond the term of the Lease or renewal thereof, it shall pay to the Landlord as rental thereof, a sum equal to the prorata portion of monthly rental thereof. Landlord expressly agrees to waive or subordinate any claim which Landlord may or might have against the trade fixtures and personal property of Tenant in favor of a Lessor who intends to Lease any of the same to Tenant.

        ARTICLE 10. UTILITIES. The Tenant shall pay for all water, heat, gas, electricity, and other costs of utilities connected with, consumed, or used by it in connection with its occupancy of the Demised Premises. In the event that one or more of such utilities or related services shall be supplied to the Demised Premises and to one or more other Tenants within Metro Business Park development without being individually metered or measured to the Demised Premises, Tenant's appropriate proportionate share thereof shall be paid as additional rent based upon Landlord's estimate of Tenant's anticipated usage. In the event any utility service to the Demised Premises is interrupted or temporarily discontinued for any reason whatsoever, Landlord shall not be liable therefor to Tenant and the rent required to be paid hereunder shall not be abated as a result thereof, and Tenant waives any claims it might otherwise have against Landlord as a result of any such interruption or discontinuation.

        ARTICLE 11. MAINTENANCE AND REPAIRS. It is understood and agreed that the Landlord shall, at its sole cost and expense, keep and maintain, during the term of the Lease Agreement or any extension or renewal thereof, the foundations, and structural support portion of the improvements in proper condition and in a good state of repair. Landlord shall not be responsible for any maintenance or repair caused by the fault or neglect of the Tenant, or due to hazards and risks covered or required to be covered by insurance hereunder except as insurance proceeds are available therefor. All other maintenance and repair of said structure, including, but not limited to, painting of walls, and maintenance, repair and replacement of equipment, shall be the responsibility of the Tenant.
        It is understood and agreed that should either party to this Agreement fail or refuse to start and to proceed thereafter with due diligence to make any repairs or maintenance as may be reasonably necessary for the purpose of fulfilling the terms and conditions of the agreements herein set forth within a reasonable length of time (not to exceed seven (7) days) after being notified in writing of the need thereof, that the other party hereto may make such repairs at the cost and expense of the party so failing or refusing. In the event of an emergency situation, Tenant may, in its discretion, make emergency repairs without giving written notification to Landlord, and Landlord shall reimburse Tenant in the event that such repairs were the responsibility of the Landlord hereunder and were not due to the fault of Tenant or Tenant's agents. The rights of Tenant hereunder specifically do not include the right to offset or deduct any amounts claimed hereunder from rentals due.
        Landlord reserves the right to enter upon the Demised Premises (in a manner that will not unnecessarily interfere with the business of Tenant) during business hours at any time to inspect the same and to make necessary repairs to fulfill Landlord's obligation hereunder.

        ARTICLE 12. RESTORATION OF DAMAGE. If the Demised Premises are partially damaged by fire, the elements or other casualty covered by the "all risk" insurance policy referred to herein above, Landlord shall promptly repair all damage and restore the Demised Premises to their condition immediately prior to the occurrence of such damage. During the period of reconstruction referred to above, rent payable by Tenant shall ratably abate, based upon the percentage of the Demised Premises usable during reconstruction. The term of the Lease shall extend one additional day for each day the entire Demised Premises are not usable due to the reconstruction process.
        If the Demised Premises shall be totally destroyed and/or shall it be determined that more than sixty (60) days will be required to repair or rebuild the Demised Premises, both Landlord and Tenant shall have the right to terminate this Lease Agreement upon written notice to the other within thirty (30) days of the occurrence at which time this Lease Agreement shall become null and void.

        ARTICLE 13. EMINENT DOMAIN. If during the term hereof, or any renewal term, the entire Demised Premises shall be taken for any public or quasi--public use under any governmental law, ordinance or regulation, or by right of eminent domain, this Lease and all right, title and interest of Tenant hereunder shall cease and come to an end on the date of vesting of title pursuant to such proceeding, or upon the date Tenant is dispossessed under an order of immediate occupancy, whichever first occurs. If less than all of the Demised Premises shall be taken for any public or quasi--public use under any governmental law, ordinance or regulation, or by right of eminent domain, this Lease shall not terminate, but the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances. In the taking of the Demised Premises or any part thereof, whether or not this Lease is terminated as provided in this Paragraph, the parties hereto may claim and shall be entitler1 to receive an award or compensation thereof in accordance with their respective legal rights and interests.

        ARTICLE 14. DEFAULT IN PAYMENT OF RENT OR ABANDONMENT. In the event of default by Tenant in the performance of its obligation to pay rent hereunder, or in the event Tenant shall vacate or abandon the Demised Premises, or in the event Tenant, or any guarantor hereunder, shall be adjudicated as bankrupt for the benefit of creditors, or enter into an arrangement or participate voluntarily or involuntarily in any bankruptcy or related proceeding under Federal or State Law, Landlord shall have the right to terminate this Lease and to re-enter the Demised Premises or any part thereof with or without process of law; or Landlord, at his option, without terminating this Lease, shall have the right to re-enter the Demised Premises and sublet the whole or any part thereof, for the account of the Tenant, upon as favorable terms and conditions as the market will allow. In the latter event, the Landlord shall have the right to collect any rent which may thereafter become payable under such sublease and to apply the same first to the payment of any expenses incurred by the Landlord in the dispossessing the Tenant and in subletting the Demised Premises, and Landlord may charge interest at the rate equal to one percentage point higher than the prime bank rate of Valley Bank & Trust in Salt Lake City, which rate shall vary from time to time as the prime bank rate varies, per annum on such expenses; and, second, to the payment of the rental herein reserved and the fulfillment of Tenant's covenants hereunder, and the Tenant shall be liable for amounts equal to


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the installments of rent as they become due, less any amounts actually  received by the Landlord and applied on account of rental as aforesaid. The Landlord shall not be deemed to have terminated this Lease by reason of taking possession of the Demised Premises unless written notice of such termination has been served on the Tenant.

        ARTICLE 15. OTHER DEFAULTS BY TENANT. It is mutually agreed that if the Tenant shall default in performing any of the terms or provisions of this Lease Agreement other than as provided in the preceding Article, and if the Landlord shall give to the Tenant notice in writing of such default, and if the Tenant shall fail to cure such default within fifteen (15) days after the date of receipt of such notice, or if the default is of such a character as to require more than fifteen (15) days to cure, and if Tenant shall fail to use reasonable diligence in curing such default, then in such applicable event the Landlord may cure such default for the account of and at the cost and expense of Tenant, plus interest at the rate equal to one percentage point higher than the prime bank rate of Valley Bank & Trust, in Salt Lake City, which rate shall vary from time to time as the prime bank rate varies, per annum, and the sum so expended by the Landlord and interest shall be deemed to be additional rent and on demand shall be paid by the Tenant on the day when rent shall next become due and payable. Failure to pay any additional rent as provided in this Article shall be deemed a failure to pay rent within the meaning of Article 14.

        ARTICLE 16. NON-DISTURBANCE. Landlord represents and warrants that it has full right and authority to enter into this Lease. Tenant, upon paying all rentals and performing all the Tenant's covenants, terms and conditions in this Lease Agreement, shall and may peacefully and quietly hold and enjoy the Demised Premises for the term of this Lease Agreement. Tenant understands that other persons and entities conduct business or reside near the Demised Premises. Tenant covenants and agrees to conduct its business in such a manner as to not unreasonably interfere with the occupants of surrounding properties.

        ARTICLE 17. WAIVER. No delay or omission by either party hereto to exercise any right or power accruing upon any noncompliance or default by the other party with respect to any of the terms hereof shall impair any such right or power to be construed to be a waiver thereof. Subject to the provisions of this Article, every such right and power may be exercised at anytime during the continuance of such default. It is further agreed that a waiver by either of the parties hereto of any of the covenants and agreements hereof to be performed by the other shall not be construed to be a waiver of any succeeding breach thereof or of any other covenants or agreements herein contained.

        ARTICLE 18. ATTORNEY'S FEES. In the event of any action at law or in equity between Landlord and Tenant to enforce any of the provisions and/or rights hereunder or to recover damages for breach hereof, the unsuccessful party to such litigation covenants and agrees to pay to the successful party all costs and expenses, Including reasonable attorney's fees, incurred therein by such successful party, and if such successful party shall recover judgment in any such action or proceeding, such costs and expenses and attorney's fees shall be included in and as a part of such judgment.

        ARTICLE 19. NOTICE. Any notice or demand required or permitted to be given under this Lease Agreement shall be deemed to have been property given when, and only when, the same is in writing and has been deposited in the United States Mail, with postage prepaid, to be forwarded by certified mail and addressed as follows:

        TO THE LANDLORD AT: Eden Roc Partnership
                                   c/o ChrisLynn Investments, LLC
                                   P.O. Box 980427


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                                   Park City, Utah 84098-0427
                                   Ph. (435) 647--9916
                                   Fax (435) 615--2142

        TO THE TENANT AT:          Paradigm Medical Industries
                                   2355 South 1070 West
                                   Salt Lake City, Utah 84119
                                   Ph. (801) 977--8970
                                   Fax (801) 977--8355

Such addresses may be changed from time to time by either party by serving notices as above provided.

        ARTICLE 20. SUBORDINATION. This Lease shall be subject and subordinate to all mortgages or trust deeds which may now or hereafter affect the real property comprising the Demised Premises, and also to all renewals, modifications, consolidations and replacements of said mortgages and Trust Deeds. Although no instrument or act on the part of Tenant shall be necessary to effectuate such subordination, Tenant will, nevertheless, execute and deliver in a prompt and diligent manner such further instruments confirming such subordination of this Lease as may be desired by the holders of said mortgage or Trust Deeds

        ARTICLE 21. ASSIGNMENT AND SUBLETTING. With the specific prior written consent of Landlord first obtained, Tenant can, at any time, can assign this Lease or sublet all or any portion of the Demised Premises. Landlord's consent shall not be unreasonably withheld. Any purported assignment or sublease without Landlord's prior written approval shall be null and void and of no force and effect whatsoever.

        ARTICLE 22. SCOPE OF THE AGREEMENT. This Lease Agreement shall be considered to be the only agreement between the parties hereto. All negotiations and oral agreements acceptable to both parties are included therein.

        ARTICLE 23. OBLIGATIONS OF SUCCESSORS. Landlord and Tenant agree that all of the provisions hereof are to be construed as covenants and agreements as though the words importing such covenants and agreements were used in each separate paragraph hereof, and that all of the provisions hereof shall bind and inure to the benefit of the parties hereto, and their respective heirs, legal representatives, successors and assigns.

        ARTICLE 24. HOLD OVER. If, at the expiration or termination of this Lease or any extension thereof, Tenant shall hold over for any reason, if Landlord consents to the holding over, the tenancy of Tenant thereafter shall be from month to month only and shall, in the absence of a written agreement to the contrary, be subject to all the other terms and conditions of this Lease with the monthly rental adjusted to One Hundred Fifty Percent (150%) of the monthly rental for the last month of the primary lease renewal term.

        ARTICLE 25. PARKING. The plans and specifications for the construction of the Demised Premises, as approved by the parties, depict adjacent parking for the non-exclusive use of Tenant. Such parking and maintenance thereof shall remain under the control of Landlord (subject to reimbursement as hereinafter set forth) and Landlord shall have the right from time to time to publish reasonable non--discriminatory regulations for Tenant's use of the parking, with which Tenant covenants to comply.

        ARTICLE 26. METRO BUSINESS PARK DEVELOPMENT. The parties acknowledge that Exhibit "C" hereto contains a proposed site plan for Landlord's entire construction project to be known as Metro Business Park (hereinafter referred to as the "Development"). Tenant acknowledges that the site plan for the Development is subject to change and that Landlord may construct the Development in a totally different configuration or may not develop certain portions. During or after construction of the Development, Landlord reserves the right to sell the Development or portions thereof as developed with buildings or as undeveloped property. The parties understand that in the event of Landlord's sale of portions of the property developed as an integral part of the Development, prior to such sale, Landlord shall place cross easement, access and parking easements, suitable to Landlord upon released and unreleased portions of the Development to facilitate its continued integral use. Common Area Maintenance provisions contained in the next immediate paragraphs of this Lease Agreement shall be unaffected by any such partial sale and the Landlord shall exercise his best efforts to ensure the parking and common areas of the entire Development, as built, will be under common management.

        ARTICLE 27. COMMON AREAS. Areas with the outer property lines of the Development as delineated on the plat attached hereto marked Exhibit "C", exclusive of areas therein specified or as build for leasing to Tenants shall be known as Common Areas, as shall all other areas from time to time designated by Landlord for use as part of the Development. Landlord covenants and agrees at its sole cost and expense to improve said Common Areas by installing and constructing thereon parking lots, access roads, pedestrian walkways, sidewalks, exterior canopies, delivery and landscaped areas and lighting facilities to the extent to which Landlord shall determine to be necessary. Said Common Areas shall be available for the common use of all Landlord's Tenants in the Development, their employees, customers and invitee. Notwithstanding anything elsewhere herein contained, Landlord reserves the right from time to time to make reasonable changes in, additions to and deletions from the Common Areas and the purposes to which the same may be devoted, and the use of Common Areas shall at all times be subject to such reasonable rules and regulations as may be promulgated by Landlord.

        ARTICLE 28. COMMON AREA MAINTENANCE. Landlord will maintain or cause to be maintained the Common Areas and Tenant will reimburse Landlord for Tenant's prorata share of the cost of such maintenance as hereinafter provided.

        (a) Common area maintenance costs and expenses shall be determined in accordance with generally accepted accounting principles consistently applied and allocated to any particular calendar year on the accrual method of accounting. Such costs and expenses shall include, but shall not be limited to upkeep, exterior painting, repairs, replacement and improvements in the Common Areas, snow removal, sweeping and cleanup, depreciation allowance on any machinery and equipment owned by Landlord and used in connection therewith, payroll and payroll costs, utility services including fire line water service charges, police protection, night watchmen, premiums for public liability, property damage and fire insurance which shall insure Landlord in the Common Areas, any real estate tax consultant expense incurred for the purpose of maintaining equitable tax assessments on the Development, all property taxes or assessment3 levied or assessed against all Common Areas, which, if not separately assessed, shall be determined, for land, by the ratio of land area designated for Common Area use to the total land area in the Development and, for improvements, on a fair and equitable allocation among the various improvements in the Development, giving weight to the factors which determine the amount of the real property tax or assessment in question. In addition, such costs shall include administrative costs equal to ten percent (10%) of the total cost paid or incurred by Landlord under this paragraph.

        (b) Tenant shall pay as additional rent to Landlord, Tenant's prorata share of such Common Area expenses in the following manner:

                                  (1) From and after the date the minimum rental
provided for herein has commenced, but subject to adjustment as hereinafter in this subparagraph (1) provided, Tenant shall pay Landlord in advance on the first day of each calendar month of the term of this Lease an amount computed by applying the rate of $0.03 per square foot to the gross leasable area of the Demised Premises. The foregoing rate per square foot may be adjusted by the Landlord by notice to Tenant at the end of any calendar month on the basis of Landlord's experience and reasonably anticipated costs. (See Lease Rider "A" Building Expenses attached hereto and incorporated herein.)

               (2) Within thirty (30) days following the end of each calendar year, Landlord shall furnish Tenant a statement covering the calendar year just expired, showing the total operating costs, the amount of Tenant's prorata share of such Common Area expenses for such calendar year and the payments made by Tenant with respect to such calendar year as set forth in subparagraph (b) (1). If Tenant's prorata share of such Common Area expenses exceeds Tenant's payments so made, Tenant shall pay Landlord the deficiency within ten (10) days after receipt of such statement. If said payments exceed Tenant's prorata share of such Common Area expenses, Tenant shall be entitled to offset the excess against payments next thereafter to become due Landlord as set forth in said subparagraph (b) (1). Tenant's prorata share of the total Common Area expenses for the previous calendar year shall be that portion of all such expenses which is equal to the proportion which the number of square feet of gross leasable area in the Demised Premises bears to the total number of square feet of gross leasable area of buildings in the entire Development which are from time to time completed and occupied as of the commencement of each calendar year.

        There shall be an appropriate adjustment of Tenant's share of the Common Area expenses as of the commencement and expiration of the term of this Lease. The term "Gross Leasable Area", as used herein, shall de deemed to mean and include all fully enclosed areas for the exclusive use and occupancy by occupant, measured from the exterior surface of exterior walls (and from the extensions thereof, in the case of openings), including warehousing or storage areas, clerical or office areas, mezzanines or the second levels of any spaces and employee areas. "Gross Leasable Area" shall not include docks, areas for truck loading and unloading nor any utility and/or mechanical equipment vaults or rooms (to the extent such facilities lie outside exterior building lines).

        Anything to the contrary notwithstanding, in the event Landlord or his designated agent do not maintain the entire common area in the Development, then and in that event, for the length of time such condition may exist, Landlord's responsibility shall only be towards the maintenance and repair of those portions of the Common Area not maintained by others, and the "expense in connection with said common areas" shall only refer to such areas maintained by Landlord. In this event, Tenant's proportionate share of the expenses shall be determined on the basis of the proportion of such expenses which the number of square feet of gross leasable area in the Demised Premises bears to the total number of square feet of gross leasable area of buildings in the entire Development which are from time to time completed and occupied as of the commencement of each calendar year, exclusive of the area occupied and maintained by others.

        ARTICLE 29. SECURITY DEPOSIT. Tenant shall pay an amount equal and first and months rent at the time of signing of this Lease. The amount equal to first months rent shall be applied to the first full month of the Lease term. The amount equal to last months rent shall be held by Landlord as security for the faithful performance of Tenant throughout the Lease term. The security deposit shall be refundable to Tenant at the end of the Lease term upon Tenant's satisfactory performance throughout the Lease term.

        ARTICLE 30. FORCE MAJEURE. In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Section shall not operate to excuse Tenant from prompt payment of rent or any other payments required by the terms of this Lease.

        ARTICLE 31. The Landlord hereby grants Tenant the right and option to extend this Lease for an additional five (5) years, with written notice six (6) months prior to expiration of this lease. If, at the time of exercise of such option, Tenant is more than twenty (20) days in arrears in any such payment due under this Lease, Landlord may, at its option, deny such renewal.

        ARTICLE 32. The Minimum Rent payable under Article Seven (7) of the Lease for the option years shall be ninethy-five percent (95%) of the then current market rate for the building. The minimum rent will not be less than the per square foot monthly rental rate of the sixtith (60th) month of the lease.

        ARTICLE 33. The submission of this Lease for examination does not constitute a reservation of or option for the Lease Premises and this Lease becomes effective as a Lease only upon execution and delivery thereof by Landlord to Tenant.
        IN WITNESS WHEREOF, the Landlord and Tenant have duly executed and affixed their respective seals to this Lease Agreement on the day and year first above written.

               LANDLORD:            Eden Roc Partnership
                                    a California general partnership

                                    By:/s/ Stanley C. Ellman
                                    ------------------------
                                    Stanley C. Ellman
                                    Managing General Partner

               TENANT:              Paradigm Medical Industries

                                    By:/s/ Thomas F. Motter
                                    ------------------------
                                    Thomas F. Motter, President/CEO

Attached hereto and incorporated herein: Lease Rider "A" -- Building Expenses Exhibit "A" - Building Site Plan Exhibit "B" - Building Floor Plan Exhibit "C" - Overall Metro Business Park Site Plan Exhibit "D" - Metro Business Park Signage Criteria
Exhibit "E" -- Declaration of Easements, Covenants, and
Restrictions

                                                  LEASE RIDER "A"

                                                "BUILDING EXPENSES"

        With reference to Tenant's appropriate proportionate share of property tax, insurance expenses and common area service expenses as defined in the Lease Agreement, Tenant hereby agrees to pay, as additional monthly rental, Two Thousand Three Hundred Fifty Six and no cents ($2,356.00) to be paid monthly, in advance, along with the monthly rental previously stated in Lease Article 7. Minimum Rent. The above stated fee is an estimated and adjustable fee for such expenses and services. At the end of each calendar year, Landlord shall furnish a statement to Tenant defining what the actual tax, insurance and common area expenses are for the calendar year just expired, stating what Tenant's appropriate proportionate share of such expenses are and compare such to that amount which has been prepaid by Tenant. If Tenant's proportionate share of such expenses exceeds Tenant's payments so made, Tenant shall pay Landlord the deficiency within ten (10) days after receipt of said statement. If Tenant's prepaid payments exceed Tenant's proportionate share of such expenses, the excess shall be applied against future payments for such expenses.
Landlord's Initials                                            Tenant's Initials